                                                                Exhibit 99(d)(4)



                          EXPENSE LIMITATION AGREEMENT

         THIS AGREEMENT is effective as of the 1st day of November, 2006, between FAF Advisors, Inc., as investment advisor (the "Advisor"), and First American Funds, Inc. ("FAF").

         WHEREAS, FAF is comprised of multiple investment portfolios (each a "Fund" and, collectively, the "Funds"), each of which offers one or more classes of shares; and

         WHEREAS, the Advisor has been contractually limiting fees and reimbursing expenses for the Funds within FAF; and

         WHEREAS, the Advisor wishes to continue the contractual commitment to limit fees and reimburse expenses for the Funds within FAF through October 31, 2007; and

         WHEREAS, it is in the interests of both the Advisor and the shareholders of the Funds to limit Fund expenses as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Advisor will limit its fees and/or reimburse Fund expenses to the extent necessary to limit the annual operating expenses of the Funds to the amounts set forth in Exhibit A hereto (which limits are set forth for each Fund on a class-by-class basis). The Advisor agrees to continue the foregoing expense limits through October 31, 2007. Thereafter, any expense limit may be changed upon prior notice to FAF's Board of Directors.

         IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

FAF ADVISORS, INC.                         FIRST AMERICAN FUNDS, INC.



By:        /s/ Joe M. Ulrey III            By:   /s/ Charles D. Gariboldi, Jr.
         ---------------------------             ------------------------------
Name:    Joe M. Ulrey III                        Name: Charles D. Gariboldi, Jr.
Title:   Chief Financial Officer                 Title: Treasurer

                                    EXHIBIT A

                                                                                 ANNUAL OPERATING EXPENSE
                                                              LIMITATION AS A PERCENTAGE OF AVERAGE DAILY
MONEY MARKET FUNDS                                                                             NET ASSETS
Government Obligations -- Class A                                                                 0.7500%
Government Obligations -- Class D                                                                 0.6000%
Government Obligations -- Class Y                                                                 0.4500%
Government Obligations -- Class Z                                                                 0.2000%
Government Obligations -- Institutional Investor Class                                            0.3000%

Prime Obligations --- Class A                                                                     0.7800%
Prime Obligations -- Class B                                                                      1.2300%
Prime Obligations -- Class C                                                                      1.2300%
Prime Obligations -- Class D                                                                      0.6300%
Prime Obligations -- Class I                                                                      0.4000%
Prime Obligations -- Class Y                                                                      0.4800%
Prime Obligations -- Class Z                                                                      0.2000%
Prime Obligations -- Institutional Investor Class                                                 0.3000%

Tax Free Obligations -- Class A                                                                   0.7500%
Tax Free Obligations -- Class D                                                                   0.6000%
Tax Free Obligations -- Class Y                                                                   0.4500%
Tax Free Obligations -- Class Z                                                                   0.2000%
Tax Free Obligations -- Institutional Investor Class                                              0.3000%

Treasury Obligations -- Class A                                                                   0.7500%
Treasury Obligations -- Class D                                                                   0.6000%
Treasury Obligations -- Class Y                                                                   0.4500%
Treasury Obligations -- Class Z                                                                   0.2000%
Treasury Obligations -- Reserve Class                                                             0.9400%
Treasury Obligations -- Institutional Investor Class                                              0.3000%

US Treasury Money Market -- Class A                                                               0.7500%
US Treasury Money Market -- Class D                                                               0.6000%
US Treasury Money Market -- Class Y                                                               0.4500%
US Treasury Money Market -- Class Z                                                               0.2000%
US Treasury Money Market -- Institutional Investor Class                                          0.3000%